UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 14, 2010
Date of Report (Date of earliest event reported)

Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087
(Address of principal executive offices)(Zip Code)

(484) 583-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 and incorporated herein by reference is a slide which shows pro forma EPS adjustments for illustrative purposes only (showing the illustrative full year impact assuming a January 1, 2010 TARP (as defined in 8.01 below) repayment).

Certain statements made in Exhibit 99.1 are "forward-looking statements."  Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. Investors should consider the important  risks and uncertainties that may cause actual results to differ, including those discussed in Lincoln National Corporation's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the Securities and Exchange Commission. Moreover, Lincoln National Corporation ("LNC") operates in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors.  Further, it is not possible to assess the impact of all risk factors on LNC's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, LNC disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this report.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of LNC under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.  Other Events.

On June 14, 2010, LNC announced that it intends to fully repurchase the $950 million of shares of LNC’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B preferred stock”) issued to the U.S. Department of the Treasury (the “U.S. Treasury”) under the Troubled Asset Relief Program (“TARP”).  In order to partially fund the repurchase, LNC also announced the commencement of an underwritten public offering of approximately $335 million of its common stock (the “common stock offering”) and its plan to offer, under one or more prospectus supplements, up to $750 million aggregate principal amount of its senior notes (the “planned note offering”). LNC intends to grant the underwriters for its common stock offering a 30-day option to purchase up to an additional 15% of the common stock sold in such offering. The remainder of the Series B preferred stock repurchase will be funded by available funds and the net proceeds of the $250 million portion of LNC’s planned note offering.   Depending upon market conditions and final terms, LNC plans to offer up to the remaining $500 million aggregate principal amount of senior notes and use the net proceeds therefrom as part of a long-term financing solution supporting the universal life reserves of LNC’s insurance subsidiaries. The completion of the common stock offering is not conditioned on the completion of the planned note offering, and the completion of the planned note offering is not conditioned on the completion of the common stock offering.  Pending the use of the portion of the net proceeds to be used to fund the repurchase of the Series B preferred stock, LNC will invest such proceeds in short-term, investment grade investments. If the U.S. Treasury does not approve LNC’s request to repurchase the Series B preferred stock, LNC will use any net proceeds received from the offerings which were to be used to repurchase the Series B preferred stock for general corporate purposes.

The repurchase of the Series B preferred stock would have resulted in a charge to income available to common shareholders of approximately $138 million as of March 31, 2010 (approximately $131 million as of June 30, 2010 on a pro forma basis), representing the accretion of the discount on the Series B preferred stock at liquidation.  In addition, upon the repurchase of the Series B preferred stock, the annual dividends of $47.5 million payable on the Series B preferred stock will be eliminated.  LNC will incur additional interest expense related to the issuance of the notes in the planned note offering.

On June 14, 2010, LNC issued a press release announcing the foregoing transactions. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

A copy of certain presentation materials related to the offerings is attached as Exhibit 99.3 and incorporated herein by reference.

In addition, in connection with the transactions described above, LNC has updated certain of its risk factors.  The risk factors listed below should be read in conjunction with the risk factors disclosed in LNC’s Annual Report on Form 10-K for the year ended December 31, 2009. The risk factors, in substantially the form included in the prospectus supplement LNC filed on June 14, 2010 in connection with its common stock offering, are as follows:

Although we intend to repurchase our Series B preferred stock issued to the U.S. Treasury under the TARP CPP following this offering and the planned note offering, we may not be able to do so if this offering and the planned  note offering are not completed or if the U.S. Treasury  does not approve the repurchase of the Series B preferred stock. Even if we complete that repurchase, we will remain subject to certain restrictions, oversight and costs that could materially affect our business, results of operations and prospects.

Following the repurchase of the Series B preferred stock issued to the U.S. Treasury, many of the restrictions associated with participation in the TARP CPP will no longer apply to us. We believe that,

effective from and after the date we repurchase the Series B preferred stock, limitations on the amount and form of bonus, retention and other incentive compensation that TARP CPP participants may pay to executive officers and senior management will no longer apply. We expect to use proceeds from this offering and the planned note offering to fund, together with available cash, this repurchase. If we are unable to complete these offerings, however, we may not be able to repurchase the Series B preferred stock.  If we cannot repurchase all of the Series B preferred stock as a result, or if the U.S. Treasury does not approve the repurchase, we would remain subject to all of the restrictions on our operations associated with participation in the TARP CPP, including on executive compensation, which could impair our ability to attract and retain key personnel. We would also remain subject to limitations on our ability to increase our quarterly dividend on our common stock, as well as our ability to repurchase shares of our common stock, absent the approval of the U.S. Treasury.

We will continue to be a savings and loan holding company by virtue of our ownership of Newton County Loan & Savings, FSB, referred to as “NCLS”.  We will therefore remain subject to various restrictions, oversight and costs and other potential consequences that could materially affect our business, results of operations and prospects, including the following:

•
As a savings and loan holding company, we may be subject to additional federal legislation currently proposed in Congress, such as the restrictions on proprietary trading activities contained in the Senate’s version of H.R. 4173, “The Wall Street Reform and Consumer Protection Act of 2009,” which would be imposed on all of the subsidiaries and affiliates within a holding company system that contains a depository institution.

•
Assuming the repurchase of all of the Series B preferred stock, we believe the limitations on the amount and form of bonus, retention and other incentive compensation that we may pay to executive officers and senior management will no longer apply to us from and after the repurchase date. Nevertheless, recipients of federal assistance continue to be subject to intense scrutiny, and future regulatory initiatives could be adopted at the federal or state level that have the effect of constraining the business or management of those enterprises. For example, the White House has proposed a financial crisis responsibility tax that would be levied on the largest financial institutions in terms of assets for at least the next ten years to recoup any shortfall from the TARP. We cannot predict the scope or impact of future regulatory initiatives or the effect that they may have on our ability to attract and retain key personnel, the cost and complexity of our compliance programs or on required levels of regulatory capital.

•
Future federal statutes may adversely affect the terms of the TARP CPP that remain applicable to us following the repurchase of the Series B preferred stock, and the U.S. Treasury may amend the terms of our agreement unilaterally if required by future statutes, including in a manner materially adverse to us.

The stress scenario modeled projections and the related assumptions that we have disclosed in connection with our planned repurchase of the Series B preferred stock have been prepared for purposes of planning the public offerings discussed herein. Actual sources and uses of capital under stressed economic conditions may vary significantly, as the stress scenario does not incorporate all risks to which we would be exposed under stressed economic conditions and the models used may, in any event, produce inaccurate projections. Investors are cautioned that the stress scenario modeled projections and related assumptions are therefore of limited value in assessing our future prospects.

In connection with determining the structure and size of our capital raise for the planned repurchase of the Series B preferred stock held by the U.S. Treasury, we have utilized stress model projections that depend on a variety of factors and assumptions each of which is subject to business, economic and competitive uncertainties and contingencies that are inherently unpredictable. Using these stress model projections, we have also illustrated the potential sources and uses of capital during 2010 and 2011. We have created these hypothetical stress-scenario models on the basis of fundamental assumptions about the performance of key variables, including, among others, stressed equity market levels and losses in the residential and commercial real estate markets. The stress-scenario models resulting from these assumptions not only illustrate hypothetical sources and uses of capital, but also produce assumed stress-scenario values for a variety of other variables that can independently significantly affect surplus. Although our modeled stress-scenario projections reflect assumptions about the adverse performance of these other variables, they do not reflect further impacts on surplus that could arise from additional, discrete adverse performance of these other variables. The actual performance of these other variables, which include, but are not limited to, interest rates, market volatility and contract holder behavior, may differ materially from the assumptions included in the projections and may, as a result, cause actual results in a stress scenario to differ materially from those that were projected. Moreover, our assumptions do not reflect all risks to which we would be exposed under stressed economic conditions. As a result, actual results may differ, and in the past have differed, materially from projected results. Investors are cautioned that the stress scenario modeled projections and related assumptions are therefore of limited value in assessing our future prospects.

No outside party has approved or provided any other form of assurance with respect to these projections, and these projections have not been examined by any independent expert. Projections are also necessarily speculative in nature and the risk that our modeled projections will be wrong is increased as a result of the number and nature of the variables underlying the assumptions on which they are based and the fact that they do not reflect other important risks that would be present in a severely constrained operating environment as described above. Many of these variables are also beyond our control and influenced by a variety of factors, and it can be expected that one or more of our assumptions will prove to be incorrect, possibly in material ways, especially in a stress scenario. Moreover, the reliability of forecasted information diminishes the farther in the future that data is projected. Our actual sources and uses of capital in a stress scenario may vary significantly and adversely from those we have projected. Investors are accordingly cautioned not to place undue reliance on information included or incorporated by reference in this prospectus supplement relating to our projected capital position in these stress scenarios, and investors should also understand that these projections are of limited value in assessing our prospects in an environment that is not subject to stress assumptions. Because we have prepared this information for purposes of determining the structure and size of our capital raise for the planned repurchase of the Series B preferred stock, we do not undertake to update this information.

Our reserves for future policy benefits and claims related to our current and future business as well as businesses we may acquire in the future may prove to be inadequate.

We establish and carry, as a liability, reserves based on estimates of how much we will need to pay for future benefits and claims. For our insurance products, we calculate these reserves based on many assumptions and estimates, including, but not limited to, estimated premiums we will receive over the assumed life of the policy, the timing of the event covered by the insurance policy, the lapse rate of the policies, the amount of benefits or claims to be paid and the investment returns on the assets we purchase with the premiums we receive.

As part of our transition plan related to the rescission of a reinsurance treaty covering disability income business, we conducted a reserve study to determine the adequacy of the reserves to cover contract holder obligations during the fourth quarter of 2009. During the fourth quarter of 2009, we increased reserves as a result of our review of the adequacy of reserves supporting this business and wrote off certain receivables related to the rescission that were deemed to be uncollectible, which resulted in a $33 million unfavorable effect to net income.

The sensitivity of our statutory reserves and surplus established for our variable annuity base contracts and riders to changes in the equity markets will vary depending on the magnitude of the decline. The sensitivity will be affected by the level of account values relative to the level of guaranteed amounts, product design and reinsurance. Statutory reserves for variable annuities depend upon the cumulative equity market impacts on the business in force, and therefore, result in non-linear relationships with respect to the level of equity market performance within any reporting period.

The assumptions and estimates we use in connection with establishing and carrying our reserves are inherently uncertain. Accordingly, we cannot determine with precision the ultimate amount or the timing of the payment of actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level we assume prior to payment of benefits or claims. If our actual experience is different from our assumptions or estimates, our reserves may prove to be inadequate in relation to our estimated future benefits and claims.

We are in the process of completing a conversion of our actuarial valuation systems to a uniform valuation platform. This conversion is a continuation of merger-related activities to harmonize methods and processes and involves an upgrade to a critical platform for our financial reporting and analysis capabilities. As part of this conversion process, we are harmonizing assumptions and methods of calculations that exist between similar blocks of business within our actuarial models. This exercise may result in material one-time gain and loss adjustments to our results of operations and may result in changes to earnings trends.

Our businesses are heavily regulated and changes in regulation may reduce our profitability.

Our insurance subsidiaries are subject to extensive supervision and regulation in the states in which we do business.  The supervision and regulation relate to numerous aspects of our business and financial condition.  The primary purpose of the supervision and regulation is the protection of our insurance contract holders, and not our investors.  The extent of regulation varies, but generally is governed by state statutes.  These statutes delegate regulatory, supervisory and administrative authority to state insurance departments.  This system of supervision and regulation covers, among other things:

•	Standards of minimum capital requirements and solvency, including RBC measurements;

•	Restrictions of certain transactions between our insurance subsidiaries and their affiliates;

•	Restrictions on the nature, quality and concentration of investments;

•	Restrictions on the types of terms and conditions that we can include in the insurance policies offered by our primary insurance operations;

•	Limitations on the amount of dividends that insurance subsidiaries can pay;

•	The existence and licensing status of the company under circumstances where it is not writing new or renewal business;

•	Certain required methods of accounting;

•	Reserves for unearned premiums, losses and other purposes; and

•
Assignment of residual market business and potential assessments for the provision of funds necessary for the settlement of covered claims under certain policies provided by impaired, insolvent or failed insurance companies.

We may be unable to maintain all required licenses and approvals and our business may not fully comply with the wide variety of applicable laws and regulations or the relevant authority’s interpretation of the laws and regulations, which may change from time to time.  Also, regulatory authorities have relatively broad discretion to grant, renew or revoke licenses and approvals.  If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or impose substantial fines.  Further, insurance regulatory authorities have relatively broad discretion to issue orders of supervision, which permit such authorities to supervise the business and operations of an insurance company.  As of March 31, 2010, no state insurance regulatory authority had imposed on us any substantial fines or revoked or suspended any of our licenses to conduct insurance business in any state or issued an order of supervision with respect to our insurance subsidiaries, which would have a material adverse effect on our results of operations or financial condition.

In addition, Lincoln Financial Network and Lincoln Financial Distributors, as well as our variable annuities and variable life insurance products, are subject to regulation and supervision by the SEC and the Financial Industry Regulation Authority, or “FINRA.” LNC, as a savings and loan holding company, and NCLS are subject to regulation and supervision by the Office of Thrift Supervision, or "OTS".  As a savings and loan holding company, we are also subject to the requirement that our activities be financially-related activities as defined by federal law (which includes insurance activities).  These laws and regulations generally grant supervisory agencies and self-regulatory organizations broad administrative powers, including the power to limit or restrict the subsidiaries from carrying on their businesses in the event that they fail to comply with such laws and regulations.  Finally, our radio operations require a license, subject to periodic renewal, from the Federal Communications Commission to operate.  While management considers the likelihood of a failure to renew remote, any station that fails to receive renewal would be forced to cease operations.

Recently, there has been an increase in potential federal initiatives that would affect the insurance industry.  In January 2010, the White House proposed as a part of its budget proposal a new “financial crisis responsibility fee” on certain financial institutions as a means to recoup any shortfall in revenues resulting from the TARP, so that the program does not add to the federal budget deficit.  As proposed, the fee would apply to financial institutions, including bank holding companies, thrift holding companies, insured depositories, and insurance companies that own one of these entities, with over $50 billion in assets, regardless of whether the firm participated in the TARP.  The fee as proposed is expected to be an assessment of 15 basis points against a calculated “covered liabilities” amount and would be in place for a minimum of 10 years.  Details as to the precise calculation of “covered liabilities” are still unclear.  Further, legislation implementing this fee will need to be introduced and passed by Congress before this tax would take effect.  In December 2009, the House passed H.R. 4173, “The Wall Street Reform and Consumer Protection Act of 2009,” a wide-ranging bill that includes a number of reforms.  The bill includes, among other things, a new harmonized fiduciary standard for broker-dealers and investment advisers, the creation of the Consumer Financial Protection Agency, the creation of a pre-funded resolution trust to cover the costs of winding down certain failing institutions, the creation of the Federal Insurance Office within the U.S. Treasury and provisions relating to executive compensation.  The bill would require financial institutions, including insurance companies, to contribute funds to the resolution trust. The bill also eliminates the OTS and reallocates the supervisory and regulatory authority (i) over federally chartered thrifts to the Office of the Comptroller of the Currency and (ii) over thrift holding companies to the Federal Reserve. If this provision of the bill is adopted, we and NCLS will each have a new regulator and may be subject to additional regulations.

In the Senate, similar legislation was passed by the full Senate on May 20, 2010.  H.R. 4173 was the vehicle for incorporating the provisions of S. 3217, the Senate’s substitute bill.  The Senate-passed bill contains many similar provisions that are included in the House-passed version of H.R. 4173.  However, because of differences in the House and Senate-passed versions of the bill, it must be reconciled in conference between House and Senate negotiators.  For instance, the Senate-passed bill currently does not include a provision to create a pre-funded resolution trust, nor does it have a harmonized fiduciary standard for broker-dealers and investment advisers. In addition, the Senate-passed bill contains restrictions on proprietary trading activities of all of the subsidiaries and affiliates within a holding company system that contains a depository institution.  These and other differences must be reconciled before a final bill can be enacted into law.  The Conference Committee began negotiations to reconcile the Senate and House-passed bills on June 10, 2010.  It is anticipated that Congress will complete work on this regulatory reform package prior to the July 4th recess, and that the bill will be signed into law by President Obama.  The ultimate impact of any of these federal initiatives on our results of operations, liquidity or capital resources is currently indeterminable.

Many of the foregoing regulatory or governmental bodies have the authority to review our products and business practices and those of our agents and employees.  In recent years, there has been increased scrutiny of our businesses by these bodies, which has included more extensive examinations, regular sweep inquiries and more detailed review of disclosure documents.  These regulatory or governmental bodies may bring regulatory or other legal actions against us if, in their view, our practices, or those of our agents or employees, are improper.  These actions can result in substantial fines, penalties or prohibitions or restrictions on our business activities and could have a material adverse effect on our business, results of operations or financial condition.

Changes in accounting standards issued by the FASB or other standard-setting bodies may adversely affect our financial statements.

Our financial statements are subject to the application of GAAP, which is periodically revised and/or expanded.  Accordingly, from time to time we are required to adopt new or revised accounting standards or guidance that are incorporated into the FASB ASC.  It is possible that future accounting standards we are required to adopt could change the current accounting treatment that we apply to our consolidated financial statements and that such changes could have a material adverse effect on our financial condition and results of operations.

For example, the Emerging Issues Task Force of the FASB has issued an exposure draft on DAC which provides changes to existing guidance as to the types of costs that insurance companies may capitalize.  Until the final guidance is issued, the impact to our consolidated financial position and results of operations is unknown. In addition, the SEC has proposed that large accelerated filers in the U.S. be required to report financial results in accordance with International Financial Reporting Standards, or “IFRS,” as issued by the International Accounting Standards Board rather than GAAP.  As currently proposed, the earliest this would become effective would begin with a company’s fiscal year 2014 Annual Report on Form 10-K.  The 2014 Form 10-K would likely include audited IFRS financial statements for the transitional year, as well as the two preceding fiscal years.  Thus, an issuer adopting IFRS in 2014 would need to file audited IFRS financial statements for fiscal years 2012, 2013, and 2014 in its Form 10-K for the fiscal year ended 2014.  Despite the movement toward convergence of GAAP and IFRS, IFRS will be a complete change to our accounting and reporting and converting to IFRS will impose special demands on issuers in the areas of governance, employee training, internal controls, contract fulfillment and disclosure. As convergence of GAAP and IFRS continues, it could result in significant changes in GAAP that would be implemented whether or not a transition to IFRS actually occurs.  The changes to GAAP and ultimate conversion to IFRS will likely affect how we manage our business, as it will likely affect other business processes such as design of compensation plans, product design, etc.

Item 9.01.                            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Illustrative Pro Forma EPS Information
99.2	Press Release of LNC dated June 14, 2010
99.3	Certain Presentation Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/ Frederick J. Crawford
Name:	Frederick J. Crawford
Title:	Executive Vice President and
Chief Financial Officer

Date:  June 14, 2010

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Illustrative Pro Forma EPS Information
99.2	Press Release of LNC dated June 14, 2010
99.3	Certain Presentation Materials